EXHIBIT 4.1
                                                              -----------


                               AMENDMENT NO. 1

             AMENDMENT NO. 1 dated as of June 13, 2003 to the Credit Agreement referred to below, between NEWELL RUBBERMAID INC. (the "COMPANY" or the "BORROWER"); each of the lenders party to said Credit Agreement (individually, a "LENDER" and, collectively, the "LENDERS") that is a signatory hereto; and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

             The Borrower, the Lenders and the Administrative Agent are parties to a Five-Year Credit Agreement dated as of June 14, 2002 (as amended and in effect immediately prior to the effectiveness of this Amendment No. 1, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrowers (as defined therein). The parties wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

             Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

             Section 2. AMENDMENTS. Upon satisfaction of the conditions set forth in Section 4 of this Amendment No. 1, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

             2.01. CREDIT AGREEMENT REFERENCES. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

             2.02. CERTAIN DEFINITIONS. Section 1.01 of the Credit Agreement shall be amended as follows:

             A. The definition of ""APPLICABLE FACILITY FEE RATE", "APPLICABLE UTILIZATION FEE RATE" and "APPLICABLE MARGIN"" shall be replaced with the following definition (which shall be inserted in the appropriate alphabetical location):

             "ADDITIONAL MARGIN", "APPLICABLE FACILITY FEE RATE", and "APPLICABLE MARGIN" shall mean, during any period when the Rating is at one of the Rating Groups specified below, the percentage set forth below opposite the reference to such fee or to the relevant Type of Committed Loan:


                                           Rating      Rating      Rating      Rating      Rating
                                            Group      Group        Group       Group      Group
                                              I          II          III         IV          V
                                           ------      ------      ------      ------      ------
      Applicable Facility
        Fee Rate                            0.07%      0.10%       0.125%       0.15%       0.225%

      Applicable Margin for Committed
        LIBOR Loans                         0.18%      0.30%       0.375%       0.475%      0.65%

      Applicable Margin for
        Base Rate Loans                      0%          0%          0%          0%           0%

      Additional Margin (= 50%)             0.05%      0.10%       0.125%       0.125%      0.25%


             Any change in the Additional Margin, the Applicable Facility Fee Rate or the Applicable Margin by reason of a change in the Moody's Rating, the Standard & Poor's Rating or the Fitch Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

             The Additional Margin shall be payable only for each day on which the aggregate principal amount of outstanding Loans (including the Term Loans but excluding the Competitive Loans) equals or exceeds 50% of the aggregate outstanding Commitments (or at any time following the conversion of Committed Loans to Term Loans pursuant to Section 2.01(b) or the termination of the Commitments for any other reason, the aggregate Commitments in effect immediately prior to such conversion or termination, as the case may be).

             B. Section 1.01 of the Credit Agreement shall be further amended by adding the following new definition and inserting the same in the appropriate alphabetical location, as follows:

             "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

             2.03. ADDITIONAL MARGIN. Each reference in the Credit Agreement to the words "Applicable Utilization Fee Rate" shall be replaced with the words "Additional Margin".

             2.04. FEES. Section 2.06(b) of the Credit Agreement shall be deleted in its entirety and replaced with the words "(b)
   [Intentionally Omitted]".

             2.05. INTEREST. Clauses (i) and (ii) of Section 3.02(a) of the Credit Agreement shall be amended in their entirety to read as follows:

             "(i) during such period as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Additional Margin (if any);

             (ii) during such period as such Loan is a Committed LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBO Rate for such Loan for such Interest Period plus the sum of (A) the Applicable Margin plus (B) the Additional Margin (if any);".

             2.06. ASSIGNMENTS AND PARTICIPATIONS. Section 12.05(e) of the Credit Agreement shall be amended as follows:

             A. Section 12.05(b)(ii) thereof shall amended by (i) inserting the word "and" immediately following the semi-colon, at the end of clause (C) in the first paragraph thereof, (ii) deleting the semi-colon and the word "and", and replacing the same with a period, at the end of clause (D) in the first paragraph thereof, (iii) deleting in its entirety clause (E) of the first paragraph thereof and
   (iv) deleting in its entirety the second paragraph thereof.

             B. Section 12.05(e) thereof shall be amended by inserting, immediately prior to the period at the end thereof, the following words: "subject, however, to the provisions of Section 12.13(b)".

             2.07. SURVIVAL. Section 12.06 of the Credit Agreement shall be amended by (i) deleting the reference to "Section 10.05" and
   (ii) replacing the same with the words "Sections 10.05 and 12.13".

             2.08. CONFIDENTIALITY. Section 12 of the Credit Agreement shall be amended by inserting a new Section 12.13 at the end thereof to read as follows:

             "12.13.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

             (a) TREATMENT OF CERTAIN INFORMATION. The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 12.13 as if it were a Lender hereunder. Such authorization (and the related obligations under Section 12.13(b)) shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

             (b) CONFIDENTIALITY. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, (x) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations,
        (vii) with the prior written consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "INFORMATION" means all information received from any Obligor relating to the Company and its Subsidiaries, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor; PROVIDED that, in the case of information received from an Obligor after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this
        Section 12.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

             Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Obligors (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure."

             Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders that (i) both immediately prior to this Amendment No. 1 becoming effective and after giving effect thereto, no Default has occurred and is continuing and (ii) the representations and warranties made by the Company and each Designated Borrower, as applicable, in the Credit Agreement (after giving effect to this Amendment No. 1) and each other Credit Document shall be true and complete on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) as if each reference therein to "this Agreement" (or words of similar import) or in such other Credit Documents to "the Credit Agreement" (or words of similar import) included reference to this Amendment No. 1.

             Section 4. CONDITIONS. The amendments to the Credit Agreement set forth in Section 2 of this Amendment No. 1 shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed by the Borrower and the Majority Lenders.

             Section 5. MISCELLANEOUS. The Borrower shall pay all reasonable expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in connection with the preparation, negotiation, execution and delivery of this Amendment No. 1. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                 NEWELL RUBBERMAID INC.


                                 By  /s/ Douglas L. Martin
                                    ---------------------------------
                                    Name: Douglas L. Martin
                                    Title: Vice President - Treasurer

                                 LENDERS
                                 -------



                                 JPMORGAN CHASE BANK


                                 By  /s/ Tina L. Ruyter
                                    -------------------------------
                                    Name: Tina L. Ruyter
                                    Title: Vice President

                                 BANK ONE, NA


                                 By  /s/ Sabir Hashmy
                                    --------------------------------
                                    Name: Sabir Hashmy
                                    Title: Director

                                 BANK OF AMERICA, N.A.


                                 By  /s/ Shannon Burks Horos
                                    --------------------------------
                                    Name: Shannon Burks Horos
                                    Title: Vice President

                                 BNP PARIBAS


                                 By  /s/ Rosalie C. Hawley
                                    --------------------------------
                                    Name: Rosalie C. Hawley
                                    Title: Director

                                 By  /s/ Christine L. Howatt
                                    --------------------------------
                                    Name: Christine L. Howatt
                                    Title: Director

                                 BARCLAYS BANK PLC


                                 By  /s/ Alison McGuigan
                                    --------------------------------
                                    Name: Alison McGuigan
                                    Title: Associate Director

                                 COMMERZBANK AG, NEW YORK AND GRAND
                                 CAYMAN BRANCHES


                                 By  /s/ Albert Morrow
                                    --------------------------------
                                    Name: Albert Morrow
                                    Title: Assistant Vice President


                                 By  /s/ Graham A. Warning
                                    --------------------------------
                                    Name: Graham A. Warning
                                    Title: Assistant Vice President

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 CHICAGO BRANCH


                                 By  /s/ Shinichiro Munechika
                                    --------------------------------
                                    Name: Shinichiro Munechika
                                    Title: Deputy General Manager

                                 CITIBANK, N.A.


                                 By  /s/ David L. Harris
                                    --------------------------------
                                    Name: David L. Harris
                                    Title: Vice President

                                 MORGAN STANLEY BANK


                                 By  /s/ Jaap L. Tonckens
                                    --------------------------------
                                    Name: Jaap L. Tonckens
                                    Title: Vice President

                                 THE NORTHERN TRUST COMPANY


                                 By  /s/ Craig L. Smith
                                    --------------------------------
                                    Name: Craig L. Smith
                                    Title: Vice President

                                 ING BANK N.V.


                                 By  /s/ Alan Duffy
                                    --------------------------------
                                    Name: Alan Duffy
                                    Title: Director

                                 By  /s/ Aidan Neill
                                    --------------------------------
                                    Name: Aidan Neill
                                    Title: Director

                                 BANCA DI ROMA - CHICAGO BRANCH


                                 By  /s/ James Semonchik
                                    --------------------------------
                                    Name: James Semonchik
                                    Title: Vice President

                                 By  /s/ Enrico Verdoscia
                                    --------------------------------
                                    Name: Enrico Verdoscia
                                    Title: Senior Vice President

                                 U.S. BANK NATIONAL ASSOCIATION


                                 By  /s/ Janell W. Stanosz
                                    --------------------------------
                                    Name: Janell W. Stanosz
                                    Title: Vice President

                                 THE BANK OF NEW YORK


                                 By  /s/ M. Scott Donaldson
                                    --------------------------------
                                    Name: M. Scott Donaldson
                                    Title: Assistant Vice President

                                 NORDEA BANK FINLAND PLC


                                 By  /s/ Thomas P. Hickey
                                    --------------------------------
                                    Name: Thomas P. Hickey
                                    Title: Vice President

                                 By  /s/ Henrik M. Steffensen
                                    --------------------------------
                                    Name: Henrik M. Steffensen
                                    Title: First Vice President

                                 DANSKE BANK


                                 By  /s/ John O'Neill
                                    --------------------------------
                                    Name: John O'Neill
                                    Title: Vice President

                                 By  /s/ Peter L. Hargraves
                                    --------------------------------
                                    Name: Peter L. Hargraves
                                    Title: Vice President

                                 FIFTH THIRD BANK (CHICAGO)


                                 By  /s/ Christopher D. Jones
                                    --------------------------------
                                    Name: Christopher D. Jones
                                    Title: Vice President

                                 BANK HAPOALIM B.M.


                                 By  /s/ Marc Bosc
                                    --------------------------------
                                    Name: Marc Bosc
                                    Title: Vice President

                                 By  /s/ Lehroy Hackett
                                    --------------------------------
                                    Name: Lehroy Hackett
                                    Title: Vice President